Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

COCA-COLA BOTTLING CO. CONSOLIDATED

Article I

OFFICES

SECTION 1. Principal Office. The principal office of the Corporation shall be located at Charlotte, North Carolina, and the address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation.

SECTION 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Delaware, as shall be designated in the notice of meeting or agreed upon by a majority of the stockholders entitled to vote thereat.

SECTION 2. Annual Meeting. The annual meeting of the stockholders shall be held within or without the State of Delaware at such time as may be determined by the Board of Directors. Such meetings shall be held for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, any Vice-Chairman, the President, the Secretary or the Board of Directors, or by any stockholder pursuant to the written request of the holders of not less than one-tenth (1/10th) of the total vote entitled to be cast at the meeting.

SECTION 4. Notice of Meeting. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, Chairman of the Board, the Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting.

In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat, unless it is a matter, other than the election of directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware General Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

SECTION 5. Voting Lists. At least ten (10) days before each meeting of stockholders, the Secretary shall prepare an alphabetical list of the stockholders entitled to vote at such meeting with the number of shares held by each and the list shall be open to examination of any stockholder at any time during the usual business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder present during the whole time of the meeting.

SECTION 6. Quorum. Subject to the provisions of Article IX hereof, the holders of shares representing a majority of the total outstanding vote of all shares entitled to vote, represented in person or by proxy shall constitute a quorum at meetings of stockholders. If there is no quorum at the opening of a meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

SECTION 7. Voting of Shares. The holders of shares of the Corporation’s classes of capital stock shall be entitled to the respective voting rights granted in Article Fourth of the Corporation’s Certificate of Incorporation.

In all matters other than the election of directors, the affirmative vote of a majority of the total votes of all of the shares of the Corporation’s capital stock present in person or represented by proxy and entitled to vote on the subject matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number or by class is required by law, by the Certificate of Incorporation or these By-laws. Directors shall be elected by a plurality of the votes as provided in Article III Section 3.

Voting on all matters except the election of directors shall be by voice vote or by a show of hands, unless the holders of one-tenth (1/10th) of the total votes represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

If any stockholder so demands, election of directors shall be by written ballot.

SECTION 8. Informal Action by Stockholders. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the Secretary of the Corporation, to be kept in the Corporate minute book. Every written consent shall bear the date of signature of each stockholder who signs the consent, which date shall be no earlier than sixty (60) days prior to the date such consent is filed with the Secretary.

SECTION 9. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of the Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made: (1) by or at the direction of the Board of Directors; (2) pursuant to the notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article II; or (3) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 9, who is entitled to vote at the meeting and remains as such through the meeting, and who complies with the notice procedures set forth in this Section 9.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 9(a)(i)(3) of this Article II, the stockholder must have given timely notice thereof in proper written form to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal office of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must:

(1)	as to the stockholder giving the notice and any Stockholder Associated Person (as hereinafter defined), (A) set forth the name and address of such stockholder and any Stockholder Associated Person, as they appear on the Corporation’s books, (B) set forth (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person, (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (C) include a representation that the stockholder or Stockholder Associated Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to remain as such and to appear in person or by proxy at the meeting to propose such business or nomination, (D) include a representation whether the stockholder, the beneficial owner or any Stockholder Associated Person intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect the nominee and/or (ii) otherwise solicit proxies from stockholders in support of such proposal or nomination and (E) include an undertaking by such stockholder to provide the Corporation any supplemental notices required by Section 9(a)(iv).

(2)

as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) set forth the name, age, business address and, if known, residence address of such person; (B) set forth the background and qualification of such person, including without limitation, the principal occupation or employment of such person; (C) set forth the class and number of shares of any capital stock of the Corporation which are beneficially owned by such person; (D) set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) providing information that the Board of Directors requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; and (E) include a written statement signed by such person: (i) that such person acknowledges that as a director of the Corporation such person will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders; (ii) disclosing whether such person is party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question; (iii) disclosing whether such person is party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation; (iv) disclosing whether such person is affiliated with a competitor of the Corporation; (v) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (ii), (iii) and (iv) for as long as such person is a director nominee or a director of the Corporation; (vi) agreeing if elected as a director of the Corporation to comply with all applicable codes of conduct and ethics, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors of the Corporation.

(3)	as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and (D) any material interest of such stockholder or any Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business.

(iii) The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iv) If any of the facts set forth in the notice provided pursuant to Section 9(a)(ii) of this Article II changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the stockholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal office a supplemental notice providing such revised information by the earlier of (1) the close of business within two (2) business days of the event giving rise to such change or (2) the commencement of such annual meeting.

(v) If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting under Section 4 of this Article II. If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board of Directors at such meeting may be made (A) by or at the direction of the Board of Directors, or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 9(b)(ii).

(ii) In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any stockholder may, pursuant to Section 9(b)(i) of this Article II, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the stockholder shall have delivered notice containing the information specified in Section 9(a)(ii) of this Article II to the Secretary at the principal office of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the calendar day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) Miscellaneous.

(i) The term “public announcement” means disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) The term “Stockholder Associated Person” means, with respect to a stockholder, (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (3) any person controlling, controlled by or under common control with such stockholder.

(iii) Nothing contained in this Section 9 shall restrict any right of the Corporation, under applicable law, to conclude that any proposal is inappropriate for consideration by the stockholders at the subject meeting, or shall obligate the Corporation to include any proposal in the Corporation’s proxy materials for the subject meeting. The requirements of this Section 9 are separate from and in addition to the requirements of the Exchange Act. A stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to stockholder proposals pursuant to this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of the Corporation’s stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act. No business proposed to be brought by a stockholder may be brought if such stockholder or a Stockholder Associated Person, as applicable, takes any action contrary to the representations made pursuant to the provisions of this Section 9 applicable to such business or if the required notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that such business was not properly brought before the meeting and in accordance with the provisions of this Section 9 and, if the chairman of the meeting should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be conducted.

Article III

DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive and other Committees as the Board of Directors may establish pursuant to these By-laws.

SECTION 2. Number, Term and Qualification. The number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors and shall be not less than nine and not more than twelve. The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of stockholders and such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Directors needs not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3. Election of Directors. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

SECTION 4. Removal. Directors may be removed from office, with or without cause, by a vote of stockholders holding shares having a majority of the votes then entitled to be voted at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

SECTION 5. Vacancies. Vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 6. Compensation. The Board of Directors may fix the compensation of directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular or special meetings of the Board of Directors.

SECTION 7. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one (1) or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to declare dividends, authorize the issuance of stock and adopt a certificate of ownership and merger of the Corporation and any of its subsidiaries. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time designate other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for these committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. No committee may exercise any of the following powers: amend the Certificate of Incorporation (except fixing preferred stock terms); adopt an agreement of merger with any entity other than a subsidiary; recommend to stockholders a sale of substantially all of the Corporation’s assets; recommend to stockholders the dissolution or revocation of dissolution of the Corporation; or amend the By-laws.

SECTION 8. Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or serves or served any other corporation at the request of the Corporation. The Corporation may, but shall not be obligated to, maintain insurance at its expense to protect itself and any such person against expense or loss arising from any such action, suit, or proceeding.

The indemnification provided by this Section shall apply to acts and transactions occurring heretofore or hereafter and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article IV

MEETINGS OF DIRECTORS

SECTION 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

SECTION 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, any Vice Chairman, the President or any two (2) directors. Such meetings may be held either within or without the State of Delaware.

SECTION 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. Quorum. A majority of the directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 5. Manner of Acting. Except as otherwise provided in the By-laws, and in the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6. Participating in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 7. Informal Action by Directors or Committees. Action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all of the members of the Board of Directors or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or Committee whether done before or after the actions so taken.

SECTION 8. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting promptly following approval of the minutes of the meeting.

Article V

THE OFFICERS

SECTION 1. Number. The executive officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant

Treasurers and other officers as the Board of Directors may from time to time elect. In addition, there shall be such appointed officers as from time to time are appointed by an executive officer authorized by Section 2 of this Article V to make such appointments. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.

SECTION 2. Election and Term. The executive officers of the Corporation shall be elected by the Board of Directors, however, Vice Presidents, Assistant Secretaries and Assistant Treasurers may be appointed by an executive officer of the Corporation expressly authorized by the Board of Directors to make such appointments. Such elections may be held at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor is appointed or elected and qualifies, as applicable.

SECTION 3. Removal. Any officer or agent elected by the Board of Directors or appointed by an authorized officer may be removed by the Board of Directors, and any officer or agent appointed by an authorized officer may be removed by the appointing officer, with or without cause in each instance.

SECTION 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the compensation of officers appointed by an authorized officer may be fixed by the appointing officer.

SECTION 5. The Chairman of the Board. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall also perform such other duties as may be directed by the Board of Directors.

SECTION 6. The Vice Chairmen. The Vice Chairmen of the Board of Directors shall perform such duties and have such authority as may be directed by the Chairman of the Board and/or the Board of Directors and shall, in the absence of the Chairman, preside at all meetings of stockholders and the Board of Directors.

SECTION 7. The President. The President shall perform such duties and have such authority as may be directed by the Chairman of the Board, a Vice Chairman who is serving as chief executive officer, and/or the Board of Directors.

SECTION 8. The Vice-Presidents. The Vice-Presidents shall perform such duties and have such authority as the Board of Directors, the Chairman of the Board, any Vice Chairmen and/or President, as applicable, shall prescribe.

SECTION 9. The Secretary. The Secretary shall, except where otherwise directed by the Board of Directors, Chairman of the Board, any Vice Chairman and/or President, (a) record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose, (b) give all notices required by law and by these By-laws, (c) have general charge of the corporate books and records and of the corporate seal, and affix the corporate seal to any lawfully-executed instrument requiring it, (d) shall have general charge of the stock transfer books of the Corporation and keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of shares held by each, and (e) sign such instruments as may require the Secretary’s signature and, in general, perform all duties incident to the office of Secretary, and such other duties as may be assigned to the Secretary from time to time by the Board of Directors, Chairman of the Board, any Vice Chairman, and/or President, as applicable, shall prescribe.

SECTION 10. The Treasurer. The Treasurer shall, except where otherwise directed by the Board of Directors, Chairman of the Board, any Vice Chairman and/or President, (a) have custody of all funds and securities belonging to the Corporation and receive, deposit and disburse the same under the direction of the Board of Directors, Chairman of the Board, any Vice Chairman and/or President, as applicable, (b) keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and (c) in general, perform all duties incident to such office and such other duties as may be assigned from time to time by the Board of Directors, Chairman of the Board, any Vice Chairman and/or President, as applicable.

SECTION 11. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those officers, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors, Chairman of the Board, any Vice Chairman, and/or President, as applicable.

SECTION 12. Bonds. The Board of Directors may, by resolution, require any and all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Article VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

Article VII

CAPITAL STOCK

SECTION 1. Certificates for Shares; Uncertificated Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. Any certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, any Vice Chairman, President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. Such certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

SECTION 2. Transfer of Shares. Transfers of certificated shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly-authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates or uncertificated shares shall be issued for the transferred shares.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the stockholder entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.

SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for such determination of stockholders, such record date in any case to be not more than sixty (60) days and not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of stockholders is to be taken.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

SECTION 4. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate or uncertificated shares in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing the issuance of a new certificate or uncertificated shares, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate or uncertificated shares without requiring such a bond.

Article VIII

GENERAL PROVISIONS

SECTION 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Certificate of Incorporation.

SECTION 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

SECTION 3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to giving such notice.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5. Shareholder Protection Act. The provisions of The North Carolina Shareholder Protection Act specified in Article VII of The North Carolina Business Corporation Act shall not apply to transactions involving the Corporation, and pursuant to Section 55-9-05 [formerly Section 55-79(ii)] of said Act, this By-law provision shall formally exempt the Company from the provisions of Article VII. Any transactions otherwise falling within the scope of The North Carolina Shareholder Protection Act shall be governed by the general provisions of The North Carolina Business Corporation Act, to the extent it applies.

Article IX

AMENDMENTS

Except as hereinafter otherwise provided, these By-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the number of directors fixed by the Certificate of Incorporation and these By-laws at any regular or special meeting of the Board of Directors, provided that

(a) the Board of Directors shall have no power to adopt a by-law:

(i) Requiring the holders of more than a majority of the shares having voting power to be present or represented by proxy at any meeting in order to constitute a quorum or requiring more than a majority of the votes cast in person or by proxy to be necessary for the transaction of any business, except where higher percentages are required by law or by the Certificate of Incorporation, or

(ii) Providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee,

(b) the affirmative vote of two-thirds of the total number of shares outstanding and entitled to vote shall be required to amend, alter, change or repeal Article II, Section 8; Article IV, Section 5; and this Article IX of these By-laws.